REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Board of Trustees of the Compass EMP
Funds Trust and the Shareholders of
the Compass EMP Multi-Asset Balanced Fund, the
Compass EMP Multi-Asset Growth Fund,
and the Compass EMP Alternative Strategies Fund

In planning and performing our audits of the consolidated financial statements of the Compass EMP Multi-Asset Balanced Fund, the Compass EMP Multi-
Asset Growth Fund, and the Compass EMP Alternative
Strategies Fund (the "Funds"), each a series of shares of beneficial interest of Compass EMP Funds Trust, as of and for the year ended November 30, 2013, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the consolidated financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.
 The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles ("GAAP"). A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.
 Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim consolidated financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
We noted the following matter concerning a control procedure and its operation we consider to be a material weakness, as defined above. During the year ended
November 30, 2013, the Compass EMP Alternative
Strategies Fund acquired controlling interests in three other Funds within the Compass EMP Funds Trust.
Appropriate internal control procedures to identify the controlling interest and the resulting need to present financial statements on a consolidated basis were not in place. This material weakness was considered in determining the nature timing, and extent of audit tests applied in our audit of the financial statements as of and for the year ended November 30, 2013.
 This report is intended solely for the information and use of management, the shareholders of the Compass EMP Multi-Asset Balanced Fund, the Compass EMP Multi-
Asset Growth Fund, and the Compass EMP Alternative
Strategies Fund, the Board of Trustees of the Compass
EMP Funds Trust, and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.



	BBD, LLP


Philadelphia, Pennsylvania
February, 24, 2014